HUBBELL INCORPORATED

AMENDED AND RESTATED BY-LAWS

AS ADOPTED BY THE BOARD OF DIRECTORS

JUNE 6, 2007

As amended on December 2, 2008

AMENDED AND RESTATED BY-LAWS

of

HUBBELL INCORPORATED
ARTICLE I
Meetings of Shareholders

Section 1. Place. All meetings of the shareholders shall be held at the principal office of the Corporation in the State of Connecticut, or at such other place or places within or without the State of Connecticut as may be designated from time to time by the Chairman of the Board, or, in the absence of such designation, as may be determined by resolution of the Board of Directors.

Section 2. Annual Meeting. The annual meeting of shareholders shall be held on the first Monday of May in each year, or if that day be a legal holiday, then on the next succeeding business day, at 10:00 o’clock in the forenoon, or on such other date and at such other time as may be designated from time to time by the Chairman of the Board, or, in the absence of such designation, as may be determined by resolution of the Board of Directors, for the election of directors and for such other business as may properly come before such meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board or the Board of Directors. Upon the written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting, the Chairman of the Board shall call a special shareholders’ meeting for the purposes specified in such request and cause notice thereof to be given pursuant to the provisions of these By-Laws. If the Chairman of the Board shall not, within fifteen (15) days after receipt of such shareholders’ request, so call such meeting, such shareholders may call the same. The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof, and no other business shall be transacted at the meeting. Any such special meeting of the shareholders shall be held at the principal office of the Corporation in the State of Connecticut or at such other place or places within or without the State of Connecticut as may be designated from time to time by the Chairman of the Board, or, in the absence of such designation, as may be determined by resolution of the Board of Directors. Shareholders submitting a request for a special meeting of shareholders shall comply with the shareholder’s disclosure requirements set forth in Article I, Sections (10)(A)(2)(b) and 10(A)(2)(c) of these By-Laws at the time of submission of such request, to the same extent as if the request were a shareholder proposal to conduct other business at an annual meeting of shareholders.

Section 4. Notice. Written notice of all meetings of the shareholders shall be given by or at the direction of the Chairman of the Board or Secretary to each shareholder of record entitled to vote at such meeting, by leaving such notice with him or at his residence or usual place of business, by mailing a copy thereof addressed to him at his last known post office address as last shown on the stock records of the Corporation, postage prepaid, or by electronic transmission thereof addressed to him at the last address provided to the Corporation for electronic transmissions by or on behalf of the shareholder as last shown on the records of the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting; each such notice shall state the place, day and hour of the meeting and, if the notice is for a special meeting, the purpose or purposes for which the meeting is called.

Section 5. Quorum. The holders of a majority of the votes provided by the Certificate of Incorporation for the issued and outstanding shares shall constitute a quorum at all meetings of shareholders for all purposes, except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, but no action required by law, the Certificate of Incorporation or these By-Laws to be authorized or taken by the holders of a designated proportion of the voting power of shares or of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion. The Chairman of the Board or the holders of a majority of the voting power of the shares entitled to vote represented at any such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, and any business may be transacted at such adjourned meeting which might have been transacted at the meeting as originally notified. The shareholders present at a duly held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6. Voting. Each outstanding share shall be entitled to the number of votes on each matter submitted to a vote at a meeting of shareholders as provided by the Certificate of Incorporation. Shares otherwise entitled to vote but disqualified from voting for any reason of law, shall not be considered as outstanding for the purpose of quorum or of computing the voting power of the Corporation or shares of any class. Every person entitled to vote or execute consents, waivers or releases in respect of shares may do so either in person or by one or more agents appointed as provided in Section 6 of Article VII. Each shareholder shall have the number of votes provided by the Certificate of Incorporation for each share of stock registered in his name at the time at which the record date shall be fixed as hereinafter in Section 7 of this Article I provided. Except as otherwise provided by law, by the Certificate of Incorporation or by-law, the Corporation may treat the person in whose name shares of stock or other securities stand of record on its books as the absolute owner of such shares or other securities as if such person had full competency, capacity and authority to exercise all rights of ownership, irrespective of: (a) any knowledge or notice to the contrary, or (b) any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its records or upon the share, certificate or other security. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, if a quorum exists, action on a matter by the shareholders, other than the election of directors, is approved if the votes cast which favor the action exceed the votes cast which oppose the action. Except as otherwise provided by the Certificate of Incorporation, if a quorum exists at a meeting of shareholders, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

Section 7. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other shareholder action, the Board of Directors by resolution may fix a date, not more than seventy (70) days nor less than ten (10) full days immediately preceding the date of the meeting, nor more than seventy (70) days prior to any other action, as the record date for any such determination of shareholders, such date in any case not to be earlier than the date such action is taken by the Board of Directors. In the absence of such direction by the Board of Directors, such day shall, in the case of each shareholder meeting, whether the annual meeting or a special meeting, be the day twenty-five (25) days immediately preceding the date of such meeting. If such day be a holiday, the next preceding business day shall be fixed as such record date. The books of the Corporation shall not be closed for transfers. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 8. List of Shareholders. The Secretary shall make or cause to be made before each meeting of shareholders a complete list or other equivalent record of the shareholders entitled to vote at such meeting, arranged in alphabetical order, by voting group, with the address of and the number and class of shares held by each. Such list or other equivalent record shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to statutory requirements, to copy the list, during regular business hours and at his expense, for any proper purpose in the interest of the shareholder as such or of the Corporation and not for speculative or trading purposes or for any purpose inimical to the interest of the Corporation or its shareholders. Such list or other equivalent record shall also be produced and kept open at the time and place of the meeting and shall be subject for any such proper purpose to such inspection during the whole time of the meeting.

Section 9. Inspection of Books. Shareholders shall have no right except as conferred by statute or by these By-Laws to inspect any books, papers, records or accounts of the Corporation.

Section 10. (A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Article 1, Section 4 of these By-Laws, or (b) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this By-Law and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of paragraph (A)(1) of this By Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) a description of all agreements, arrangement and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, (iii) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (iv) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (v) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation, (vi) any short interest in a security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value or the subject security), (vii) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (ix) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household or any affiliates of such shareholder (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date) and (x) any other information relating to such shareholder and beneficial owner, if any, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (d) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (f) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person, or to bring before the meeting any other business, not made in compliance with the foregoing procedures. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Sections 3 and 4 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90) day prior to such special meeting and not later than the close of business on the later of the seventieth (70) day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. This paragraph (B) is not intended to have any application to a special meeting of shareholders called by shareholders pursuant to Section 33-696(a)(2) of the Connecticut Business Corporation Act.

(C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(2) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) For purposes of this By-Law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 10, and in order for any notification required to be delivered by a shareholder pursuant to this Section 10 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II

Directors

Section 1. Election. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than three (3) directorships and not more than twelve (12) directorships, as shall be determined by a resolution adopted by the Board of Directors. Within the foregoing numerical limits the number of directorships constituting the full Board of Directors may be increased by the concurring vote of the directors holding a majority of the directorships constituting the full Board of Directors immediately prior to such vote. Each of the directors shall hold office until the annual meeting of the shareholders held next after his election and his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 2. Vacancies. Vacancies in the Board of Directors resulting from death, resignation, removal or other cause (including an increase in the number of directorships constituting the Board of Directors) may be filled for the unexpired term by action of the sole remaining director, or by unanimous written consent of all remaining directors without a meeting, or by a majority vote of the remaining directors, at a special meeting called for that purpose or at any regular meeting of the Board of Directors, though such remaining directors are less than a quorum and though such majority is less than a quorum. The shareholders may elect a director at any time to fill any vacancy which has not been filled by the directors as herein provided, at a special meeting of the shareholders called for such purpose.

Section 3. Regular Meetings. The directors shall hold regular meetings at the principal office of the Corporation on the second Tuesday of March, the second Tuesday of June, the second Tuesday of September, and the second Tuesday of December in each year, at 9:00 o’clock in the forenoon, local time, or at such other place either within or without the State of Connecticut or on such other date or at such other hour as may be determined by resolution of the Board of Directors.

Section 4. Special Meetings. Special meetings shall be held wherever and whenever ordered by the Chairman of the Board or by any two directors. The Secretary shall call a special meeting when and as requested so to do in writing by the Chairman of the Board or by any two directors.

Section 5. Adjourned Meetings. If two or more directors be present at any meeting, they may adjourn such meeting to any time prior to the day of the next regular meeting of the Board of Directors. No notice of the time and place appointed for the holding of any adjourned meeting need be given.

Section 6. Telephone Meetings; Action Without Meeting. Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such a meeting. If all the directors severally or collectively consent in writing to any action taken by the Corporation prior to such consent, or to be taken by the Corporation subsequent to such consent, such action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors and shall be effective upon delivery of such consent or consents to the Corporation, unless the consent specifies a later effective time. The Secretary shall file such consents with the minutes of the meeting of the Board of Directors.

Section 7. Quorum. A majority of the directors qualified and acting shall constitute a quorum provided that such quorum shall not be less than one-third of the number of directorships provided by applicable statutes and these By-Laws, nor at any time less than two (2) directorships. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by these By-Laws or by statute.

Section 8. Notice and Place of Meeting. No notice shall be required for a regular meeting of the Board of Directors held at the principal office of the Corporation except as provided in Article VIII of these By-Laws. The Secretary shall give notice of regular meetings of the Board of Directors held at any place other than the principal office of the Corporation and of special meetings by mailing, postage prepaid, a written notice thereof to each director at least five (5) days before the meeting, or by electronic transmission of the same or by personal delivery of written or oral notice (including telephone notice) at least two (2) days before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting, except as in these By-Laws or by law otherwise expressly provided. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Special meetings of the Board of Directors may be held at such place or places, either within or without the State of Connecticut, as may be designated from time to time by the Chairman of the Board, or, in the absence of such designation, as may be determined by resolution of the Board of Directors.

The directors may have an office and keep the books of the Corporation in the principal office of the Corporation; or they may have an office and keep the books of the Corporation, except the stock book and the transfer book, in such other place or places, either within or without the State of Connecticut, as may be designated from time to time pursuant to Article V, Section 1 of these By-Laws.

Section 9. Powers. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 10. Compensation of Directors. The directors shall receive for their services such fees, if any, as may be fixed from time to time by the Board of Directors. The directors shall be reimbursed for any reasonable expenses actually incurred in connection with their duties.

Section 11. Resignation. Any director may resign by giving written notice of his resignation to the Corporation in care of the Chairman of the Board or the Secretary. Any such resignation shall take effect upon receipt of such notice by the Corporation, or at such later date as may be specified therein.

ARTICLE III

Committees

Section 1. Executive Committee. The Board of Directors shall, by resolution adopted by an affirmative vote of directors holding a majority of the directorships, appoint from among its members an Executive Committee consisting of three or more directors, and may designate one or more directors as alternate members of such Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee, which Executive Committee shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the Corporation, including authority to take all action provided in the By-Laws to be taken by the Board of Directors; except authority to: (i) authorize distributions; (ii) approve or propose to shareholders action that by statute is required to be approved by shareholders; (iii) fill vacancies on the Board of Directors or on any of its committees; (iv) amend the Certificate of Incorporation; (v) adopt, amend or repeal By-Laws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors; (ix) fix compensation of directors for serving on the Board of Directors or on any committee thereof; or (x) amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being done or conferred, under authority of the Board of Directors.

Section 2. Meetings, Quorums and Manner of Acting. Meetings of the Executive Committee shall be held whenever called by the Chairman of the Board or the Chairman of the Executive Committee. Notice of any meeting shall be mailed to each member, addressed to him at his residence or usual place of business, not later than the second day before the day on which the meeting is to be held, or shall be delivered personally, or by electronic transmission or by telephone, not later than the day before the day on which such meeting is to be held. Unless limited by statute, the Certificate of Incorporation, the By-Laws, or the terms of the notice thereof, any and all business may be transacted at any meeting of the Executive Committee. A majority of the members of the Executive Committee in office at the time of any meeting of the Executive Committee shall be present in person to constitute a quorum for the transaction of business. The vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the Executive Committee. Directors may participate in a meeting of the Executive Committee by means of conference telephone or similar communications equipment enabling all members participating in the meeting to hear one another, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such a meeting. A majority of the members present, whether or not a quorum is present, may adjourn any meeting to another time and place; and no notice of an adjourned meeting need be given.

Section 3. Records. The Executive Committee shall keep minutes of its proceedings and shall submit the same from time to time to the Board of Directors. The Secretary of the Corporation shall act as secretary to the Executive Committee.

Section 4. Vacancies. Any newly-created memberships and vacancies occurring in the Executive Committee shall be filled by resolution adopted by a majority of the entire Board of Directors.

Section 5. Other Committees. The Board of Directors may, by resolution adopted by an affirmative vote of directors holding a majority of the directorships, designate one or more other committees, each such committee to consist of three or more directors of the Corporation, and may designate one or more directors as alternate members of such committee, who may replace any absent or disqualified member at any meeting of such committee. Each such other committee shall have such name, and such power and authority as may be determined from time to time by resolutions adopted by an affirmative vote of directors holding a majority of the directorships. The requirement with respect to the manner in which each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating such other committee.

ARTICLE IV

Officers

Section 1. Titles; Number. The officers of the Corporation shall be a Chairman of the Board, a President, such number of Vice Presidents, any of whom may be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time determine, a Secretary, a Treasurer, a Controller, Assistant Secretaries, Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. One person may hold the offices and perform the duties of any two or more of such offices.

Section 2. Election, Term of Office and Qualifications. The officers of the Corporation shall be chosen annually by the Board of Directors, at the first regular meeting of the Board of Directors held following the annual meeting of shareholders. Each officer, except as to those provided for in Section 3 of this Article IV, shall hold his office for the term of one year and until his successor shall have been duly chosen and qualified, or until his earlier death, resignation or removal. The Chairman of the Board shall be elected from among the directors; and the term of his office shall cease, if not otherwise terminated, when he shall cease to be a director.

Section 3. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors.

Section 4. Compensation of Officers. The compensation of the officers of the Corporation shall be determined by the Board of Directors, which shall have the power to authorize contracts for such compensation. However, the appointment of any officers pursuant to these By-Laws for a given term, or a general provision in these By-Laws or the Certificate of Incorporation of this Corporation with respect to the term of office of any such officer, shall not of itself create any contract rights.

Section 5. Removal of Officers. Any officer may be removed at any time, for or without cause, by resolution of the Board of Directors at any meeting or by unanimous written consent of the Board of Directors.

Section 6. Resignation of Officers. Any officer may resign at any time by giving written notice of his resignation to the Corporation, in care of the Chairman of the Board or the Secretary. Any such resignation shall take effect upon receipt of such notice by the Corporation, or at such later date as may be specified therein.

Section 7. Vacancies. A vacancy in any office because of death, resignation, removal or other cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 8. Chairman of the Board. The Chairman of the Board, subject to the control of the Board of Directors, shall have general and direct charge, control and supervision and active management of all of the business and affairs of the Corporation (other than those specific operations related duties delegated by these By-Laws to the President), and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers to any other officer or officers of the Corporation. The Chairman of the Board shall, when present, act as Chairman at all meetings of the shareholders of the Corporation, and shall, when present, preside at all meetings of the Board of Directors. The Chairman of the Board shall have general authority to execute full and complete powers of attorney, bonds, deeds, mortgages, contracts, agreements, proxies and other instruments and documents in the name and on behalf of the Corporation. He shall have the general powers and duties of supervision and management incident to the office of the Chairman of the Board of the Corporation, and such other duties as from time to time may be assigned to him by the Board of Directors. In the absence or disability of the President, the Chairman of the Board shall perform all duties and exercise all powers of the President.

Section 9. President. The President shall be the chief executive officer of the Corporation, and, subject to the control of the Board of Directors, shall have general and direct charge, control and supervision and active management solely of the operations of the Corporation, subject, however, to the right of the Board of Directors to delegate any specific powers to any other officer or officers of the Corporation. The President shall have general authority to execute full and complete powers of attorney, bonds, deeds, mortgages, contracts, agreements, proxies and other instruments and documents in the name and on behalf of the Corporation, and shall have such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

Section 10. Vice Presidents. The Executive Vice Presidents and the Senior Vice Presidents, if elected, and the other Vice Presidents shall perform such duties as shall from time to time be imposed upon them by the Board of Directors, the Chairman of the Board or the President.

Section 11. The Secretary. The Secretary shall, except as otherwise provided by resolution of the Board of Directors:

(a) keep the minutes of the meetings of the shareholders and the Board of Directors in books provided for such purposes;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and of the seal of the Corporation and see that it is affixed to all documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized in accordance with the provisions of these By-Laws;

(d) have charge of the stock certificate books of the Corporation and keep or cause to be kept by the Transfer Agent and Registrar of the Corporation, or by any other agent, the stock ledger and transfer books and such lists and records of shareholders as are required by Article I, Section 8 and Article V, Section 1 of these By-Laws; shall exhibit the same at all reasonable times to any director, upon application; and shall produce the same at any meeting of shareholders, upon the request of any shareholder, to the extent set forth in said other sections of these By-Laws;

(e) see that the books, records, statements, certificates and all other documents and records required by law are properly kept and filed; and

(f) in general, perform all duties incident to the office of the Secretary, and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 12. Assistant Secretary. Any Assistant Secretary shall, at the request of the Secretary, or in his absence or disability, perform any or all the duties of the Secretary and, when so acting, he shall have all the powers of, and be subject to all the restrictions upon, the Secretary. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 13. The Treasurer. The Treasurer shall, except as otherwise provided by resolution of the Board of Directors:

(a) have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds and securities in the name of the Corporation in such banks, trust companies or other depositories as the Board of Directors, or any officer or officers duly authorized by the Board of Directors, shall, from time to time, direct or approve;

(b) receive, and give receipt for, money paid to the Corporation from any source whatsoever;

(c) exhibit at all reasonable times his records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records are kept; and

(d) perform all the duties and all necessary acts in connection with the administration of the financial affairs of the Corporation, and in general perform all the duties appertaining to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 14. Assistant Treasurer. Any Assistant Treasurer shall, at the request of the Treasurer, or in his absence or disability, perform any or all the duties of the Treasurer and, when so acting, he shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 15. The Controller. The Controller shall, except as otherwise provided by resolution of the Board of Directors:

(a) have active control of, and shall be responsible for, all matters pertaining to the accounts of the Corporation;

(b) supervise the auditing and keeping of all payrolls and vouchers of the Corporation;

(c) keep full and accurate account of all monies received and paid on account of the Corporation;

(d) receive, audit and consolidate all operating and financial statements of the Corporation, and supervise the books of account of the Corporation, and auditing practices of the Corporation;

(e) prepare a statement of the condition of the finances of the Corporation for submission at all regular meetings of the Board of Directors, and a full financial report for submission at the annual meeting of the shareholders; and

(f) in general, perform all the duties appertaining to the office of Controller, and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 16. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer, or to any director, for the time being, by a resolution adopted by an affirmative vote of directors holding a majority of the directorships.

ARTICLE V

Administrative Provisions

Section 1. Books. The following books and records of the Corporation shall be kept at the principal office of the Corporation or, to the extent permitted by law, at such other place or places as the Board of Directors may from time to time determine: correct and complete books and records of account; statements of the financial condition of the Corporation; minutes of the proceedings of its incorporators, shareholders, directors and committees of directors; and a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

Subject to the provisions of the applicable statutes, the Board of Directors shall determine, from time to time, whether, and if allowed, when, and under what conditions and regulations the books, records and accounts of the Corporation or any of them shall be open to the inspection of the shareholders, and the shareholders’ rights in this respect are, and shall be, restricted and limited accordingly. No right of inspection accorded a shareholder acting in person or by his agent or attorney shall be exercised except at the reasonable time and for a specified, reasonable and proper purpose and in good faith in the interest of such shareholder as such or of the Corporation, and not for speculative or trading purposes or any purpose inimical to the interest of the Corporation or its shareholders.

Section 2. Checks and Notes. All checks, drafts, and other orders for the payment of money, and all promissory notes of the Corporation, shall be signed by such officer or officers of the Corporation or such other person or persons as from time to time may be designated by resolution of the Board of Directors, or as may be designated by any officer or officers duly authorized by the Board of Directors to make such designation.

Section 3. Dividends and Surplus; Acquisition of Stock. Except as otherwise provided in the Certificate of Incorporation and applicable statutes, dividends and distributions upon the shares of the Corporation in shares of the Corporation’s stock or in cash or property, may be declared and paid pursuant to resolution of the Board of Directors, whenever, and in such amounts, as in the discretion of the Board of Directors, the condition of the affairs of the Corporation shall render advisable. The Board of Directors, in its discretion, subject to the Certificate of Incorporation and applicable statutes, may purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of any of the shares of the capital stock of the Corporation. The Board of Directors may from time to time set aside from the unreserved and unrestricted earnings of the Corporation such sum or sums as it, in its absolute discretion, may deem proper, as a reserve fund to meet contingencies or for dividends or for any other purpose it may deem to be conducive to the best interest of the Corporation.

ARTICLE VI

Shares and Their Transfer

Section 1. Certificates of Stock. Certificates for shares of the stock of the Corporation shall be in such form as may be approved by the Board of Directors, shall be numbered in the order of their issue, may be under seal of the Corporation, and shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, except that such signature may be facsimile if such certificate is signed by a transfer agent, transfer clerk acting on behalf of the Corporation, or registrar. If any officer who has signed or whose facsimile signature has been used on such certificate ceases to serve the Corporation as an officer in the capacity as to which his signature was to be used before such certificate is delivered by the Corporation, the certificate may, nevertheless, be adopted by the Corporation and be issued and delivered as though such officer had not ceased to hold such office. Each such certificate shall set forth upon the face thereof as at the time of issue: (a) the name of the Corporation; (b) a statement that the Corporation is organized under the laws of the State of Connecticut; (c) the name of the person to whom issued; (d) the number, class and designation of series, if any, of shares which such certificate represents; and (e) the par value of each share represented by each such certificate or a statement that the shares are without par value. Each such certificate shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, terms, limitations and relative rights and preferences of the shares of each class of stock authorized to be issued, and if this Corporation is authorized to issue any class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Every certificate exchanged or returned to the Corporation shall be marked “Cancelled” with the date of cancellation, and shall be filed by the transfer agent or by the Secretary or such other agency as the Secretary may direct.

Section 2. Transfer of Stock. Transfers of shares of stock shall be made on the books of the Corporation only by the holder thereof, in person or by his duly-authorized attorney, upon surrender of the certificate properly endorsed. Transfers of uncertificated shares of stock shall be made on the books of the Corporation in accordance with applicable law. Transfer as collateral security shall be designated as such. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof.

Section 3. Lost, Destroyed or Stolen Securities. Where the owner of a security issued by this Corporation claims that the security has been lost, destroyed or wrongfully taken, the Corporation shall issue a new security in place of the original security if the owner: (a) so requests and provides an affidavit to such effect before the Corporation, its transfer agent or registrar has notice that the security has been acquired by a bona fide purchaser; (b) files with the Corporation, its transfer agent or registrar as the case may be, a sufficient indemnity bond; and (c) satisfies any other reasonable requirements imposed by a proper officer of the Corporation or by its transfer agent or registrar as the case may be. In the event that the Corporation, its transfer agent or registrar has registered a transfer of a security before receiving notification from the owner that such security has been lost, apparently destroyed or wrongfully taken, the Corporation, its transfer agent or registrar shall not issue a new security in place of such lost, destroyed or wrongfully taken security.

Section 4. Uncertificated Securities. The Corporation may issue shares of its stock in uncertificated or book-entry form. In such event, the Corporation’s transfer agent shall keep appropriate records indicating (a) the name of the person to whom such uncertificated stock was issued; (b) the number, class and designation of series, if any, of shares held by such person, and (c) other information deemed relevant by the Corporation.

ARTICLE VII

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 2. Offices. The principal office of the Corporation shall be located at Derby Milford Road, Town of Orange, State of Connecticut or such other location as the Board of Directors may determine.

Section 3. Agents and Representatives. Except as otherwise provided in Sections 8, 9, and 10 of Article IV, the Chairman of the Board, the President, the Executive Vice Presidents, the Senior Vice Presidents, or any Vice President, together with the Secretary or Treasurer, are authorized and empowered in the name of, and as the act and deed of, the Corporation, to name and appoint general and special agents, including, without limiting the generality of the foregoing, a registered agent for service of process in Connecticut or any other jurisdiction, representatives, and attorneys to represent the Corporation in the United States or in any foreign country, and to prescribe, limit, and define the powers and duties of such agents, representatives and attorneys, and to grant, substitute, revoke, or cancel, in whole or in part, any power of attorney or other authority conferred on any such agent, representative, or attorney. All powers of attorney or other instruments which may be executed pursuant to this provision shall be signed by the Chairman of the Board, the President, the Executive Vice Presidents, the Senior Vice Presidents, or a Vice President and by the Secretary or the Treasurer and the seal of the Corporation shall be affixed thereto. No further authorization by the Board of Directors shall be necessary in connection with the foregoing, it being intended that this By-Law shall constitute full and complete authority by which the officers above-mentioned may act for the purposes aforesaid.

Section 4. Notices. Whenever under the provision of law, the Certificate of Incorporation or these By-Laws notice is required to be given to any officer, director or shareholder, such notice shall be given as required or permitted by applicable law, the Certificate of Incorporation or such By-Laws. In the absence of any such provisions of applicable law, the Certificate of Incorporation or By-Laws, such notice may be given by leaving the notice with the officer, director or shareholder in person, or at his residence, or usual place of business, or by mailing a copy thereof, postage prepaid, addressed to him at his last known post office address as last shown on the books of the Corporation or by electronic transmission. If no address appears on the books of the Corporation for such officer, director or shareholder, said notice shall be thus mailed to him at the general post office in the Town of Orange, Connecticut. Any such notice shall be deemed to be duly given at the time when the same shall be thus mailed. For purposes of these By-Laws, “electronic transmission” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient.

Section 5. Waiver of Notice. Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required or permitted to be given any person by law or under the provisions of the Certificate of Incorporation or the By-Laws of this Corporation, waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be equivalent to the giving of such notice. The Secretary of the Corporation shall cause any such waiver to be filed with or entered upon the records of the Corporation or, in the case of waiver of notice of a meeting, the records of the meeting. A shareholder’s attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 6. Proxy. Each person entitled to vote or execute consents, waivers or releases in respect of shares may do so either in person or by one or more agents appointed by a proxy authorized by him. Such proxy is not valid after eleven months unless it specifies a longer time for which it is to continue in force or limits its use to a particular meeting not yet held. Such agent of a person may be so appointed by the person signing an appointment form, by electronic transmission, including internet and telephone, by facsimile transmission, telegram, cablegram or similar method, all as may be more specifically provided by the Secretary or the Treasurer of the Corporation. A proxy shall be revocable at will except as provided by statute in the case of irrevocable proxies, but revocation shall not affect any vote or other action theretofore taken. The Corporation may treat any proxy as not revoked and in full force and effect until the Corporation receives an authorized instrument revoking it, or authorized proxy bearing a later date, or in the case of death or incapacity of the person executing the same, written notice to such effect. An authorized proxy shall be irrevocable if it specifies that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law as provided by applicable statutes to support an irrevocable power coupled therewith.

Section 7. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Connecticut”.

ARTICLE VIII

Amendments

By-Laws of the Corporation shall be subject to amendment or repeal, and new By-Laws may be adopted by the shareholders and to the extent hereinafter permitted, by the Board of Directors. Any notice of a meeting of shareholders or the Board of Directors at which By-Laws are to be amended, repealed or adopted, shall include notice of such proposed action. If such action has to be taken by the Board of Directors, said notice shall be delivered or mailed to the directors at least five (5) days before the meeting, provided, however, that if all the directors are present at such meeting, or waive such notice either before or after such meeting, such circumstances or action shall be equivalent to giving of such notice. Amendment, repeal or adoption of By-Laws by shareholders shall require the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon, or such greater proportion thereof, or such class vote as the By-Laws shall provide. Amendment, repeal or adoption of By-Laws by the Board of Directors shall require the affirmative vote of directors holding a majority of the directorships. No By-Law provision prescribing the vote required to amend the By-Laws or any thereof shall be amended by a lesser vote. By-Laws amended or adopted by the shareholders shall be subject to amendment or repeal by the Board of Directors, except such By-Laws as the shareholders shall declare to be not subject to amendment or repeal by the Board of Directors.